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                                                                    Exhibit 23.1




DELOITTE LOGO







To the Board of Directors of KongZhong Corporation:


We consent to the use in Amendment No. 4 to the Registration Statement of KongZhong Corporation on Form F-1 of our audit report dated March 18, 2004, appearing in the prospectus, which is part of this Amendment No. 4 to the Registration Statement.


We also consent to the reference made to us under the section entitled "Experts" in this prospectus.




/s/ DELOITTE TOUCHE TOHMATSU

DELOITTE TOUCHE TOHMATSU
Certified Public Accounts
Hong Kong
July 6, 2004